Calculation of Filing Fee Tables
S-8
Sabre Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	457(a)	41,887,965	$ 1.73	$ 72,466,179.45	0.0001381	$ 10,007.58
Total Offering Amounts:						$ 72,466,179.45		$ 10,007.58
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 10,007.58
Offering Note
[1]	(A) Represents (i) 16,000,000 shares of common stock, par value $0.01 per share (the "Common Stock") of Sabre Corporation (the "Registrant") issuable in connection with equity awards under the Sabre Corporation 2026 Omnibus Incentive Compensation Plan (the "2026 Omnibus Plan"); (ii) 23,771,602 shares of Common Stock of the Registrant remaining available for issuance under the Sabre Corporation 2025 Omnibus Incentive Compensation Plan (the "2025 Omnibus Plan") that are not the subject of outstanding awards as of the effective date of the 2026 Omnibus Plan and which will now be issuable under the 2026 Omnibus Plan; (iii) 1,000,000 shares of Common Stock of the Registrant issuable in connection with equity awards under the Sabre Corporation 2026 Director Equity Compensation Plan (the "2026 Director Plan"); and (iv) 1,116,363 shares of Common Stock of the Registrant remaining available for issuance under the Sabre Corporation 2024 Director Equity Compensation Plan (the "2024 Director Plan") that are not the subject of outstanding awards as of the effective date of the 2026 Director Plan and which will now be issuable under the 2026 Director Plan. (B) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the applicable plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. (C) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the $1.925 (high) and $1.80 (low) prices of the Common Stock of the Registrant as reported on NASDAQ on May 4, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources